EXHIBIT 4.10


                                                               December 22, 2005

AlbaHealth, LLC                                   Encompass Group, L.L.C.
201 St. Germain Avenue S.W.                       615 Macon Street
Valdese, North Carolina 28690                     McDonough, Georgia 30253
Attention: Dan Mesika                             Attention: David A. Huelsbeck
Facsimile: (828) 879-6595                         Facsimile: (770) 957-6728

General Electric Capital Corporation
401 Merritt Seven
Norwalk, CT 06851-1177
Attention: Peter DiBiasi, Account Manager
Facsimile: (203) 229-1955

Dear Sirs:

     Reference is made to that certain Put Option Agreement, dated as of September 6, 2002, by and among AlbaHealth, LLC, Alba-Waldensian, Inc., Encompass Group, L.L.C. and General Capital Corporation, as amended by Amendment No. 1 to the Put Option Agreement, dated December 13, 2004 (the "Put Option Agreement"). Terms capitalized but not defined herein shall have the meanings assigned to such terms in the Option Agreement.

     Tefron USA, Inc. (f/k/a Alba-Waldensian, Inc.) hereby exercises its right to sell all of its Common Units to the Company in exchange for the Put Consideration in accordance with the terms and conditions set forth in the Put Option Agreement.

                                         TEFRON USA, INC.


                                         By: /s/ Yos Shiran  /s/ Asaf Alperovitz
                                         ---------------------------------------
                                         Name: Yosef Shiran, Asaf Alperovitz
                                         Title:   CEO               CFO

cc: Winthrop & Weinstine, P.A              Paul, Hastings, Janofsky & Walker LLP
    3000 Dain Rauscher Plaza               1055 Washington Boulevard
    60 South Sixth Street                  Stamford, Connecticut  06901
    Minneapolis, Minnesota  55402          Attention:  Mario Ippolito, Esq.
    Attention: Timothy M. Barnett, Esq.    Facsimile: (203) 359-3031
    Facsimile: (612) 347-0600

    General Electric Capital Corporation   Dewey Ballantine LLP
    201 High Ridge Road                    1301 Avenue of the Americas
    Stamford, Connecticut  06927-5100      New York, NY  10019
    Attention: Corporate - Counsel         Morton A. Pierce, Esq.
    Commercial Finance                     Facsimile:  (212) 259-6333
    Facsimile: (203) 316-7889